Exhibit 10.9

CONTRACT RESEARCH AND LICENSE AGREEMENT

THIS CONTRACT RESEARCH AND LICENSE AGREEMENT (this “Agreement”) is entered into as of April 8, 2014 (the “Effective Date”) by and between MERUS B.V., a Dutch company having an office at Padualaan 8, 3584 CH Utrecht, the Netherlands (“Merus”), and Ono Pharmaceutical Co., Ltd., a Japanese company with its head offices located at 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka 541-8564, Japan (“Ono”). Merus and Ono may each be referred to individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Merus is the owner of proprietary MeMo® mouse, Spleen to Screen™, CH3 dimerization and CH2 silencing technologies for the efficient generation of next generation Biclonics™ bispecific antibodies for therapy; and

WHEREAS, Merus has expertise and intellectual property related to the above mentioned technologies, including related know how and materials; and

WHEREAS, Ono is engaged in the research, development and commercialization of pharmaceutical products; and

WHEREAS, Ono and Merus desire to enter into a collaborative relationship whereby Merus will use its MeMo® mouse, Spleen to Screen™, CH3 dimerization and CH2 silencing technologies for the efficient generation of next generation Biclonics™ [***] bispecific antibodies with immunosuppressive properties to be further characterized and developed by Ono under a license from Merus for preclinical development, clinical development and commercialization by Ono, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

1.1 Capitalized Terms. For purposes of this Agreement (including its appended schedules and exhibits), the capitalized terms used in this Agreement shall have the defined meanings set forth below or elsewhere in this Agreement. Capitalized singular, plural, and other variant forms of the defined terms shall have the corresponding meanings.

“Affiliate”means, with respect to a Party, any company or other entity controlled by, controlling, or under common control with such Party, where the term “controlled by” (with correlative meanings for the terms “controlling” and “under common control with”) means for purposes of this definition the possession, through ownership or control, directly or indirectly, of at least 50% of the voting power, which voting power in the case of a corporation is entitled to vote for the election of directors, or otherwise has the actual right and ability to control and direct the management and business affairs.

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“Antibody” or “Antibodies” shall mean a molecule, or a set of genes encoding such a molecule, comprising or containing one or more immunoglobulin variable domains or any existing or future fragments, variants, modifications or derivatives thereof.

“Biclonics Antibody” or “Biclonics” means any bispecific Antibody generated using Merus Technology, specifically the [***], from [***] contains a [***] and a [***], which bispecific antibody binds to 2 different targets as described in Exhibit A of this Agreement.

“Business Day(s)” means any day other than (i) Saturday, Sunday or other national holidays in Japan and/or the Netherlands, and (ii) a day within Ono’s or Merus’ corporate holidays. Each Party shall provide the other Party with the relevant corporate calendar of the following year promptly after it is available.

“[***]” means [***] encoded by the [***] gene.

“Commercial Sale” means, with respect to a Product, the sale in a commercial arms’-length transaction of such Product intended for end use or consumption for any application in the Field of Use in a country after the governing Regulatory Authority of such country has granted Regulatory Approval of the Product for such end use or consumption in the Field of Use (which will include sales of a Product occurring prior to Regulatory Approval in a country if such sold Products are intended to be used and are sold for use by an end user in such country after Regulatory Approval is obtained in such country). Sale to an Affiliate or Sublicensee for distribution will not constitute a Commercial Sale.

“Confidential Information” has the meaning provided in Section 10.1.

“Controlled”means, in reference to any information, materials, Patent Rights or other intellectual property, that the applicable Party owns, possesses, or has a license to such intellectual property or intellectual property right (including through control of an Affiliate or through a license from an Affiliate or Third Party) of the right or ability to grant the other Party a license or a sublicense or other right (as applicable) under same as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

“Cover” means, with respect to a claim of any Patent Rights in reference to specified subject matter (such as a composition of matter or method of use), reading on or literally, or by the doctrine of equivalents, encompassing such subject matter, whether generically or specifically.

“EMA” means the European Medicines Agency, a decentralized body of the European Union, located in London, whose main responsibility is the protection and promotion of public and animal health, through the evaluation and supervision of medicines for human and veterinary use, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the European Union.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

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“[***]” means the [***].

“FTE” or “Full Time Equivalent” means the equivalent of the work of one scientist full time during one full year of work during the Research Term, meaning a total of at least 1600 working hours. Each Party understands that scientists who are working on the Research Program subject to the terms and conditions of this Agreement also may be working (during periods that do not count towards the FTE allocation devoted to the Research Program) on other independent projects.

“Human Antibodies” shall mean any [***]; specifically (a) the [***] or (b) from [***].

“IND” means an investigational drug application, including any amendments, to perform clinical investigation(s) of a Product as an investigational new drug or investigational medicinal product or the like that is filed with a Regulatory Authority in any jurisdiction for approval to conduct clinical studies of such Product in humans prior to the delivery of a Regulatory Approval or any request for authorization to use in an emergency situation filed with a Regulatory Authority in any jurisdiction prior to delivery of a Regulatory Approval.

“Joint Steering Committee” or “JSC” means the committee comprised of three representatives of each of Ono and Merus, unless otherwise agreed by the Parties, to oversee the Research Program pursuant to Section 3.1.

“Know-How” means all know-how, whether or not reduced to writing, technical information, data, ideas, concepts, materials (including but not limited to chemical and biological materials), techniques, specifications, processes, software, algorithms, practices, methods, material compositions, formulas, discoveries, inventions, trade practices, and trade secrets, whether or not patentable.

“Lead Biclonics” means one or more Target Specific Biclonics that is/are functional and identified by Ono in accordance with the Specifications as further described in Exhibit B of this Agreement. For clarity, Lead Biclonics includes Successful Biclonics and Licensed Biclonics.

“Licensed Biclonics” means any and all Successful Biclonics that is/are identified and selected by Ono for further research, development and commercialization as a Product.

“Merus IP” means (i) Merus Patent Rights, (ii) Merus Know-How and (iii) any related Research Tool Controlled by Merus as of the Effective Date.

“Merus Know-How” means the Know-How Controlled by Merus as of the Effective Date or developed by Merus during the Term that are necessary for research, development, use manufacturing and/or commercialization activities of Ono, its Affiliates or Sublicensees with respect to Lead Biclonics and/or Products. For clarity, Merus Know-How will not include Merus Patent Rights and/or Ono Patent Rights.

“Merus Patent Rights” means the Patent Rights (a) Controlled by Merus as of the Effective Date relating to the Merus Technology or (b) Covering any invention and

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discovery conceived, developed or reduced to practice solely by either Party, or jointly by both Parties during the Term relating to (i) any improvement of Merus Technology, (ii) any process or material for making, delivering, or formulating bispecific Antibodies generated using Merus Technology, (iii) any method of using bispecific Antibodies generated using Merus Technology, or (iv) any Research Tool or any process or material for making or using a Research Tool, or (v) a Human Antibody against either [***] or the [***], but excluding Human Antibody of Lead Biclonics, in each case of subsection (i) through (v) in this paragraph excluding Ono Patent Rights. The Merus Patent Rights include the Patent Rights listed in Exhibit C.

“Merus Technology” means [***] for the efficient generation of Biclonics™ bispecific antibodies.

“Net Sales” means the gross amount invoiced on sales of a Product by Ono or its Affiliates or Sublicensees to Third Party distributor(s), wholesaler, medical institution or otherwise, less the following deductions related to the Products: (i) direct credits and allowances or adjustments granted to such Third Parties on account of price adjustments, government or other rebates, rejections or returns in respect of the Products; (ii) any trade or cash discounts, rebates, charge-backs or administrative fees or other price reductions granted to such Third Parties who are involved in the acquisition, dispensing, utilization or management of prescriptions; (iii) any sales or other like taxes (but specifically excluding any taxes based on net income imposed upon the sale of the Products) to the extent included in the gross sales price, (iv) the costs of freight, transport, insurance, postage, handling and any other similar charges relating to the sale, transportation, delivery or return of the Development Product, (v) commissions related to import of the Product paid to Third Parties, (vi) [***], and (vii) [***]. In the event any combination product, sold in a finished dosage form containing a Licensed Biclonics and other therapeutic component(s) which is not the Licensed Biclonics, all as active pharmaceutical ingredients (as opposed to excipients or additives) is sold in any country, the Parties shall discuss in good faith to agree on the calculation method of Net Sales of such combination product reflecting relative value of the Licensed Biclonics and other therapeutic component(s) contained in such combination product by means of prices listed in publicly available drug tariff of Development Product containing the Licensed Biclonics and a pharmaceutical product containing such other therapeutic component each as a sole active pharmaceutical ingredient and sold as a single agent, or by any other means.

“Ono IP” means (i) Ono Patent Rights, (ii) Ono Know-How and (iii) any related Research Tool Controlled by Ono as of the Effective Date.

“Ono Know-How” means the Know-How Controlled by Ono as of the Effective Date or developed by Ono during the Term under this Agreement and that are reasonably required for the practice of Ono Patent Rights. For clarity, Ono Know-How will not include Merus Patent Rights and/or Ono Patent Rights.

“Ono Patent Rights” means the Patent Rights (a) Controlled by Ono as of the Effective Date specifically relating to the Research Program or (b) Covering any invention or discovery conceived, developed or reduced to practice solely by either Party, or jointly by both Parties, during the Term relating to (i) any composition of matter claims relating to Lead Biclonics and/or Human Antibody of Lead Biclonics, (ii) any process or material for making, delivering, or formulating Lead Biclonics, (iii) any method of using Lead Biclonics, or (iv) any Research Tool or any process or material for making or using a Research Tool specifically relating to Lead Biclonics.

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“Ono Proceeds” means the gross amounts [***] by Ono to any of its Affiliates or Sublicensees, including but not limited to [***], [***] in partial consideration [***] and the later of [***]. For clarity Ono Proceeds shall not include [***] and [***].

“Patent Rights” means, with respect to a particular invention, any and all original (priority-establishing) patent applications filed anywhere in the world including any claim Covering the invention, including provisional and non-provisional applications, and all related applications thereafter filed including any claim Covering such invention or including a common priority right, including any continuations, continuations-in-part, divisional and substitute applications, any patents issued or granted from any such patent applications, and any reissues, renewals, reexaminations, extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents, inventor’s certificates or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents in any country or jurisdiction of any of the foregoing.

“[***]” means [***] encoded by the gene [***].

“Phase I Clinical Trial” means that portion of a clinical drug development program which provides a clinical trial involving the first introduction into humans of a Product with the purpose of determining human toxicity, metabolism, absorption, elimination and/or other pharmacological action, as more fully defined in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent in any foreign country.

“Phase IIb Clinical Trial” means that portion of a clinical drug development program which provides a definitive, well controlled clinical trial of a Product in the relevant patient population for the purpose of determining its safety and efficacy in the proposed therapeutic indication, as more fully described in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent in any foreign country.

“Phase III Clinical Trial” means that portion of a clinical drug development program which provides an expanded trial of a Product on sufficient numbers of patients to establish the safety and efficacy of a Product and generate pharmaco-economic/benefit-risk data to support Regulatory Approval in the proposed therapeutic indication or provide an adequate basis for physician labeling, as more fully defined in 21 C.F.R. § 312.21(c), or its successor regulation, or the equivalent in any foreign country.

“PMDA” means the Pharmaceuticals and Medical Devices Agency, a Japanese regulatory agency, working together with Ministry of Health, Labour and Welfare with the obligation to protect the public health by assuring safety, efficacy and quality of pharmaceuticals and medical devices.

“Preclinical Proof of Mechanism” means immune suppressive effects mediated through [***] in one relevant animal model as more specifically set forth in Exhibit B.

“Product” means a pharmaceutical product containing a Licensed Biclonics in final form suitable for human use.

“Prosecute”, “Prosecuting” or “Prosecution” means, with regard to specified Patent Rights, preparing, filing, prosecuting, maintaining, and defending such

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Patent Rights, including with respect to any reexamination, review, reissue, interference, or opposition proceedings. For the avoidance of doubt, “Prosecuting” excludes any infringement suits or other legal proceedings to enforce the specified Patent Rights, regardless of whether or not such proceedings involve the defense of the Patent Rights in suit.

“Regulatory Approval” means receipt of any and all approvals, licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, ministry, department, bureau or other government entity that are necessary for the use or sale of a particular Product in the jurisdiction for a particular indication, including any approvals for importation, manufacture, pricing, and/or reimbursement where necessary.

“Regulatory Authority” means any country, federal, supranational, state or local regulatory agency, ministry, department, bureau or other governmental entity having authority in any country, region, or supra-national jurisdiction to grant a Regulatory Approval, such as the FDA, EMA, PMDA or any equivalent governmental entity in any other country.

“Research” means any research work performed by any of the Parties or on their behalf under the Research Program pursuant to the Research Plan.

“Research Budget” means the itemized budget described in Exhibit A specifying those Merus FTEs to be funded by Ono pursuant to Section 6.2 and any personnel, equipment, reagents and all other expenses including support staff and overhead for or associated with an FTE, which budget and any amendment thereto shall be in writing and signed by duly authorized representatives of both Parties.

“Research Plan” means the written plan outlining the Parties’ respective responsibilities for conducting the Research Program, setting forth the Research Budget, and allocating the Merus FTEs funded by Ono, as such plan may be amended from time to time by the Parties. The initial Research Plan has been agreed upon by the Parties as of the Effective Date and is described in Exhibit A.

“Research Program” means a collaborative research program carried out by Merus and Ono during the Research Term pursuant to Articles 3 and 4 to conduct pre-clinical research and process development related to Target Specific Biclonics in the Field of Use.

“Research Term” means the period beginning on the Effective Date and ending on the date of Ono’s payment of RME4 in accordance with Section 6.3(a), or earlier terminated on early termination of this Agreement in accordance with Article 11.

“Research Tool” means any assay method, protocol, reagent, or material Controlled by Merus or Ono and necessary or useful for carrying out Research activities pursuant to the Research Plan.

“Royalty Term” means with respect to a particular Product in a particular country, the period commencing on the first Commercial Sale of the Product in such country and ending upon the expiration of the last to expire Valid Claim of the licensed Merus Patent Rights in such country Covering the Product.

“Senyoh Jisshiken Tohroku” has the meaning set forth in Section 5.3.

“Sublicensee” means a Third Party or Affiliate to whom Ono has granted a license or sublicense of the right to use, have used, make, have made, market, have marketed, offer for sale, have offered to sell, sell, have sold, export and/or import one or more Licensed Biclonics and/or Products.

“Successful Biclonics” means one or more Target Specific Biclonics within the Lead Biclonics for which Preclinical Proof of Mechanism is demonstrated as further described in Exhibit B of this Agreement.

“Target Combination” means [***] and [***].

“Target Specific Biclonics” means one or more Biclonics that bind to the Target Combination and that is/are transferred by Merus to Ono for identification of the Lead Biclonics.

“[***]” means [***] made up of [***].

“Territory” means the entire world.

“Term” means the term of this Agreement as further provided in Section 11.1.

“Third Party” means any entity other than Merus or Ono or an Affiliate of Merus or Ono.

“Valid Claim” means (a) an unexpired claim of an issued patent that has not been found or held to be invalid or unenforceable by a court or other authority in the subject country of competent jurisdiction, from which decision no appeal is taken or can be taken; or (b) a pending allowed or finally unrejected claim of a pending application that has its earliest priority date (by filing or claiming the benefit of the earlier filing date of one or more related applications) no more than [***] ([***]) years prior to the date upon which pendency of the claim is determined.

1.2 Miscellaneous Interpretation Aids.

(a) Each use in this Agreement of the term “including”, “comprising”, or “containing” (or a variant form thereof) shall be understood to have an open, non-limiting meaning. Thus, e.g., “including” shall be interpreted as meaning “including without limitation” or “including but not limited to”, regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including”. Similarly, the terms “such as”, “for example”, and “e.g.” shall be understood as referring to non-limiting illustrations or examples.

(b) “Herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words shall be understood as referring to this Agreement in its entirety, and not solely to the particular provision or portion of this Agreement in which any such word is used.

(c) Wherever used herein, any pronoun or pronouns shall be understood to cover all genders.

(d) All references to days, months, quarters, or years shall be understood to refer, respectively, to calendar days, calendar months, calendar quarters, or calendar years, unless otherwise indicated.

(e) Any reference to a supranational, national, federal, state, local, or foreign statute or law shall be understood to refer to the applicable version of the law or statute then in force (as it may have been amended or superseded) as well as all rules and regulations promulgated thereunder, unless the context requires otherwise.

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(f) All references to “€” shall mean EUROS.

2. RESEARCH COLLABORATION

2.1 Diligence. Subject to the terms and conditions set forth herein, and commencing on the Effective Date, the Parties will each use commercially reasonable efforts during the Research Term to conduct their respective activities in the Research Program on a collaborative basis and in accordance with this Agreement, with the goal of performing pre-clinical research related to Target Specific Biclonics and Successful Biclonics. The Parties will conduct the Research Program in accordance with the Research Plan (Exhibit A), as may be amended or revised by the JSC from time to time. The Research Plan will specify the scientific direction and Research activities, and allocate Research Program responsibilities and resources between the Parties in a manner consistent with this Agreement.

2.2 Exclusive Collaboration.

(a) Merus’ conduct of research activities related to Target Specific Biclonics shall be exclusively carried out for the sole benefit of Ono in the Research Program or in support thereof as provided for hereunder. Neither Merus nor its Affiliates shall conduct, alone or in collaboration with any Third Parties, (i) any independent research, development or commercialization of [***] or (ii) any independent development or commercialization of any [***] and shall [***] during (a) [***], or (b) [***].

(b) Notwithstanding the provisions set forth in Section 2.2(a), if Ono does not perform any relevant research activities for a period of more than [***] ([***]) months following [***] without any reasonable justification, the exclusivity under this Section 2.2 will terminate and Merus may then [***], provided that [***].

(c) Notwithstanding the provisions set forth in Section 2.2(a), in case of an assignment of this Agreement by Merus as indicated in Section 14.6(a) to a Third Party that, prior to the transfer or sale of all or substantially all of the business of Merus, already had a license from Merus under Merus Technology that included the Target Combination, the exclusivity conditions under Section 2.2(a) will not apply to such Third Party.

3. GOVERNANCE

3.1 Joint Steering Committee. The Parties shall establish the Joint Steering Committee within [***] ([***]) days of the Effective Date of this Agreement. The Parties’ initial members of the JSC are identified in Exhibit E. Promptly after the Effective Date, one member of the JSC will be selected by each Party to act as the chairperson of the JSC. The JSC will meet at least [***] per year during the Research Term. Such meetings may be conducted by videoconference, teleconference or in person, as agreed by the Parties, and each Party shall bear its own costs, including travel, lodging, food and telephone or video conference costs, for its personnel serving on the JSC or attending any meeting of the JSC. Upon completion of the Research Term, the JSC will be disbanded. Promptly after the Effective Date, the Parties will establish a project team (the “Project Team”) consisting of key employees of both

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Parties performing or involved in the Research Program. One of the Project Team members of each Party shall be appointed as a project manager (a “Project Manager”) to coordinate its part of the activities under the Research Program. The Project Managers will be the primary contacts between the Parties with respect to all Research activities performed under the Research Program. Meetings of the Project Team may be conducted by videoconference, teleconference or in person, to discuss the results of the Research and progress or delay thereof, at least once a month, or will be held ad hoc upon reasonable request of Project Manager of a Party and acceptable by the same of the other Party, acceptance of which will not be unreasonably withheld or delayed. Either Party may change its Project Manager upon written notice to the other Party. A Project Manager may be a member of the JSC.

3.2 Decision making. The purpose of the JSC is to coordinate the Research efforts of the Parties and oversee the progress of the work being done under the Research Plan during the Research Term. The JSC will set specific Research goals, evaluate the results of the Research, discuss information relating to the Research, assign priorities and ensure that there is appropriate scientific direction for the collaboration of the Parties under the Research Plan. Subject to the terms and conditions of this Agreement, the JSC may modify the Research Plan with respect to the Parties’ respective Research responsibilities as deemed appropriate and submit recommended Research Budget modifications to the Parties for review and approval. The specific number of Merus FTEs that Ono will fund is specified in the Research Plan. Regardless of the number of representatives, each Party will present one consolidated view via one vote. All decisions of the JSC will be made by unanimous vote, and if the JSC is unable to reach a decision by unanimous vote, Section 13.1 shall apply. If following the application of Section 13.1(a) there is still no consensus, then [***] on such matter.

3.3 Minutes. The JSC chairperson, or his or her designee, will prepare and distribute draft of complete and accurate minutes of all discussions occurring at the JSC meetings regarding matters within its purview and all matters decided upon at the meetings within [***] ([***]) Business Days after such meeting, except that matters reflecting legal advice of counsel will not be included in such minutes, and the minutes shall be finalized by agreement of both Parties. Communications reflecting legal or regulatory advice may, to the extent desired, shall be kept in a separate file with the legend “Attorney-Client Communications Privileged and Confidential”.

3.4 Responsibilities. The JSC shall have no authority to modify any provision set forth in the body of this Agreement, including any payment conditions or terms, periods for performance, or obligations of the Parties, and such modification is only effective and in force in a writing expressly stated for such purpose and signed by the Parties hereto pursuant to Section 14.2. The JSC shall have authority to:

(a) allocate (and reallocate from time to time) activities in the Research Program to the Ono funded FTEs committed by Merus to the ongoing Research Program;

(b) modify the Research Plan, excluding the Research Budget, or propose modifications to the Research Budget, subject to the applicable provisions of this Agreement;

(c) provide general oversight for the Parties’ activities in the Research Program; and

(d) periodically review the goals, strategies, and results of the Research Program.

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3.5 Research Plan. The initial Research Plan as agreed to by the Parties as of the Effective Date is described in Exhibit A. The JSC will be responsible for reviewing and approving any updates or amendments to the Research Plan except as related to the Research Budget and for making any recommendations for additional resources or otherwise proposing any changes to the Research Budget.

4. RESEARCH AND DEVELOPMENT OF SUCCESSFUL BICLONICS

4.1 Merus Research Commitment and Performance. During the Research Term, Merus will devote to the Research Program the FTEs as designated in the Research Plan, which shall be funded by Ono, subject to Ono’s compliance with its funding obligations under Section 6.2. Merus shall use commercially reasonable efforts in performing the Research to carry out its Research obligations as specified in the Research Plan. Merus will conduct its activities under the Research Program in accordance with good scientific standards and practices and in compliance in all material respects with the requirements of applicable laws and regulations and with applicable good research practices. In conformity with standard pharmaceutical and biotechnology industry practices and the terms and conditions of this Agreement, Merus will prepare and maintain, or will cause to be prepared and maintained, complete and accurate laboratory notebooks and other written records, accounts, notes, reports and data with respect to activities conducted pursuant to the Research Plan for [***] ([***]) years after expiration or termination of the Research Term and, upon Ono’s written request and at its expense, will send legible copies of the aforesaid to Ono. Notwithstanding anything to the contrary herein, Merus shall, at its sole cost, supply any research reagents, similar materials and any standard laboratory equipment (and any replacements thereto) that it needs to carry out its duties under the Research Plan.

4.2 Ono Research Commitment and Performance. During the Research Term, Ono will devote to the Research Program such number of FTEs of Ono or its Affiliates or contract out a part of its work to any Third Party research organization as are necessary for Ono to fulfill its obligations under the Research Plan. Ono will be responsible for the payment of all costs and expenses for such FTEs and other activities it undertakes in conducting its responsibilities under the Research Plan. Ono will conduct its activities under the Research Program in accordance with good scientific standards and practices and in compliance in all material respects with the requirements of applicable laws and regulations and with applicable good laboratory practices. Ono will, directly or through its Affiliates, maintain laboratories, offices and all other facilities reasonably necessary to carry out the activities to be performed by it pursuant to the Research Plan. In conformity with standard pharmaceutical and biotechnology industry practices and the terms and conditions of this Agreement, Ono will prepare and maintain, or will cause to be prepared and maintained, complete and accurate laboratory notebooks and other written records, accounts, notes, reports and data with respect to activities conducted pursuant to the Research Plan for [***] ([***]) years after expiration or termination of the Research Term.

4.3 Research Reports. Each Party will keep the other reasonably informed as to the progress achieved and results, discoveries and technical developments made in the course of performing activities under the Research Program pertaining to any Target Specific Biclonics. Each Party will prepare, and distribute to all members of the JSC, no later than [***] ([***]) Business Days prior to the next scheduled JSC meeting, a reasonably detailed written summary regarding the Party’s results and

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progress of performance in the Research Program during the period following the last such report (if any). In the event of early termination hereof, Merus shall submit a final report covering all the work performed by Merus under the Research Program up to such termination within [***] ([***]) days after the effective date of such termination.

4.4 Subcontracts. Either Party may perform appropriate Research under the Research Plan pursuant to this Agreement through one or more Third Party subcontractors approved by the JSC, provided that such Party engages each Third Party subcontractor through a written agreement consistent with the terms and conditions of this Agreement, and further provides that (a) no rights or obligations of either Party under this Agreement are diminished or otherwise adversely affected as a result of such subcontracting, (b) the subcontractor undertakes the obligations of confidentiality and non-use regarding Confidential Information which are substantially the same as those undertaken by the Parties pursuant to Article 9 hereof, and (c) the subcontractor agrees that any intellectual property developed in the course of the work hereunder shall be assigned to the Party engaging the subcontractor or such Party’s designee, so as to permit re-assignment as required by the terms and conditions of this Agreement. The Party engaging any such Third Party subcontractor shall be responsible for all compensation due to the Third Party subcontractor (or its employees or agents) arising from such subcontracting.

4.5 Technology Transfer. Commencing promptly after the Effective Date and from time to time thereafter during the Research Term and as indicated in the Research Plan, Merus shall transfer to Ono the identified Target Specific Biclonics, necessary Research Tools and related Know-How Controlled by Merus as the JSC reasonably determines to be necessary or useful for Ono to perform its Research under the Research Program and to exercise the licenses granted to Ono under Article 5 hereof. Commencing promptly after the Effective Date and from time to time thereafter during the Research Term, Ono will use its commercially reasonable efforts to disclose to Merus such materials and related Know-How Controlled by Ono as the JSC reasonably determines to be necessary or useful for Merus to perform its Research under the Research Program and to otherwise exercise the licenses granted to Merus under Article 5 hereof. During the Term, Merus will provide Ono with reasonable technical assistance (in an amount to be set forth in the Research Plan) relating to (i) the use of such Target Specific Biclonics and Research Tools, (ii) manufacturing of Licensed Biclonics, and (iii) related Know-How with respect to subsections (i) and (ii) in this Section 4.5, in each case of subsection (i), (ii) and (iii), transferred and/or disclosed by Merus to Ono solely to the extent permitted under the license rights granted to Ono under Article 5. During the Term, Ono will provide Merus with reasonable technical assistance (in an amount to be set forth in the Research Plan) relating to the use of the materials and related Know-How disclosed by Ono to Merus solely to the extent permitted to perform the Research Program.

4.6 Conditions for Technology Transfer. All supplied Target Specific Biclonics, Research Tools and related Know-How will be used in confidence by the other Party only for purposes of the Research or otherwise as permitted under the applicable license rights granted under Article 5, and subject to all the other restrictions and obligations under this Agreement. Except as otherwise provided under this Agreement, all such materials and related Know-How delivered to the other Party will remain the sole property of the supplying Party, will be used only for purposes of the Research Program or as otherwise permitted by this Agreement, will not be used or delivered to or for the benefit of any Third Party except as otherwise permitted under this Agreement without the prior written consent of the supplying Party, and will be used in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

compliance with all applicable laws, rules and regulations. The materials and related Know How supplied under this Agreement shall be used by the receiving Party at its own risk and with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Except as expressly set forth herein, THE MATERIALS AND RELATED KNOW HOW ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.7 Regulatory Affairs Responsibility. Ono (directly or through its Affiliates or Third Party subcontractors) shall be solely responsible for conducting all its activities contemplated by the Research Plan to be performed for Successful Biclonics, including Preclinical Proof of Mechanism Product. Thereafter, Ono shall have the sole responsibility, for each Product, to file all clinical research exemptions for any clinical trials and all INDs related thereto.

4.8 Ongoing Disclosure Regarding Development. Ono (directly or through its Affiliates or Third Party subcontractors) shall solely control and be responsible for selection of Licensed Biclonics from Successful Biclonics and conducting all further non-clinical and clinical development activities for Licensed Biclonics and Products, including manufacture of sufficient amounts of all research, non-clinical and clinical supplies of Licensed Biclonics and Product for non-clinical studies and clinical trials to be performed by Ono, as well as relating to process development (including scale-up) for (pre-)clinical and/or commercial manufacture of Licensed Biclonics and Product.

Ono will keep Merus informed about Ono’s development of the Licensed Biclonics and Product, including the results from such development progress towards meeting goals and milestones during the development of the Licensed Biclonics and Product, significant findings and developments, any delays and any proposed changes in its plans. Such disclosures will be made in a written report provided to Merus at least annually, or more often at Ono’s election, the contents of which shall be treated as Ono’s Confidential Information.

4.9 Exclusive Commercialization Rights. Subject to the terms and conditions of this Agreement, Ono will control and have exclusive rights over the worldwide commercialization of all approved Products, including the worldwide supply of Products for use in all such commercialization activities. Ono will be solely responsible for all costs and expenses in the commercialization of Products.

5. LICENSES AND OBLIGATIONS

5.1 License Grants. The grants of rights provided in this Section 5.1 are subject to the terms and conditions of this Agreement.

(a) License to Ono. Merus hereby grants to Ono an exclusive (even as to Merus but subject to subsection (b) below of this Section 5.1) royalty-bearing license, with the right to sublicense, under the Merus IP to (i) research, test, and/or study Target Specific Biclonics and Lead Biclonics, and (ii) use, have used, make, have made, market, have marketed offer to sell, have offered to sell, sell, have sold, export and/or import Licensed Biclonics and/or Products in the Field of Use in the Territory.

(b) Merus Retained Rights. Merus retains all rights to use and commercialize any Human Antibodies that are generated under the Research Program but which are not Human Antibodies of Lead Biclonics, and provided that such retained use or commercialization is not with respect to the Target Combination.

(c) For the avoidance of doubt, Third Parties to whom Merus has or will grant a license under Merus IP, have been or will be granted rights to research, develop and commercialize bispecific Antibodies generated using Merus Technology against either [***] or [***] or the Target Combination, provided that, for as long as the exclusivity of the collaboration between the Parties exists as specified in Section 2.2, neither Merus nor its Affiliates shall conduct, alone or in collaboration with any such Third Party licensees, directly or indirectly, any research or development of such bispecific Antibodies generated using Merus Technology against the Target Combination, and shall neither sell, supply, provide nor transfer directly or indirectly, any Target Specific Biclonics to any Third Party.

(d) Sublicenses. Ono shall have the right to grant sublicenses under the licenses granted under Section 5.1(a), and Ono shall notify Merus of each grant of a sublicense right to any Third Party within the rights granted in Section 5.1(a), and each such Sublicensee shall be identified in a notice to Merus, which Merus shall treat as Ono’s Confidential Information. Notwithstanding any such sublicensing, Ono shall remain liable to Merus for the performance of its Sublicensees hereunder, and Ono shall use reasonable measures to ensure that its Sublicensees comply with the applicable terms and conditions of this Agreement.

(e) License to Merus. Ono hereby grants to Merus a perpetual, royalty-free, non-exclusive worldwide license, with the right to sublicense,

(i)	under the Ono IP to conduct the Research under the Research Program as contemplated in this Agreement, and

(ii)	under Ono IP other than those Controlled by Ono on the Effective Date, to research, develop, use, make, have made, offer to sell, have offered to sell, sell, have sold, export and/or import any products containing monospecific or bispecific Antibodies, but not any products containing bispecific Antibodies against the Target Combination, alone or in collaboration with any Third Parties, subject to the provisions of Section 2.2.

Merus shall be permitted to sublicense the license granted under this Section 5.1(e)(ii) only to such other licensees of Merus Patent Rights for bispecific Antibodies generated using Merus Technology (“Merus Licensees”) that are contractually obligated to license to Merus (with the right to sublicense to other Merus Licensees) rights under such other Merus Licensees’ Patent Rights and Know How rights in improvements to the Merus IP developed by or on behalf of such other Merus Licensees.

5.2 No Implied Licenses. Except as for expressly provided for herein, no other right or license under any Patent Rights or Know How Controlled by a Party is granted to the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.3 Senyoh Jisshiken Tohroku. Upon Ono’s request, Merus agrees that Ono shall be entitled to register, at Ono’s sole expense, Ono’s exclusive license to the extent granted pursuant to Section 5.1(a) with respect to Merus IP in Japan (“Senyoh Jisshiken Tohroku”) in accordance with the patent law of Japan, and, at Ono’s request, Merus shall render reasonable assistance for such registration by Ono, including providing Ono with any documents duly signed by an authorized personnel of Merus in the English language reasonably necessary for such registration; provided, however, that Ono shall promptly cancel such registration of Senyoh Jisshiken Tohroku in the event of termination of this Agreement pursuant to Section 11 hereof.

5.4 Exclusive option. For a term starting on the Effective Date until the earlier of [***] ([***]) months after the Effective Date or [***] ([***]) months after the [***], Merus hereby grants to Ono an exclusive option to enter into an exclusive license agreement to develop and commercialize bispecific Antibodies that bind to the [***] and [***] target combination. For clarity the grant of the exclusive option set forth in this Section 5.4 shall not prevent Merus from performing any research on the [***] and [***] target combination alone. Promptly after Ono’s written exercise notice, the Parties shall engage in good-faith negotiations so as to, within [***] ([***]) months, conclude an exclusive license agreement, which shall grant Ono an exclusive license, with the right to sublicense, under the applicable Merus IP Controlled by Merus, to make, have made, use, have used, make, have made, market, have marketed, offer to sell, have offered to sell, sell, have sold, export and/or import pharmaceutical products containing a Bioclonics Antibodies that bind to the [***] and [***] target combination in final form suitable for human use. Such agreement will include financial terms and conditions as set forth herein mutatis mutandis, except that the upfront fee will be €[***].

6. FEES AND PAYMENTS

6.1 Upfront Fee. Ono will pay to Merus a non-refundable, non-creditable upfront fee of €1,000,000 (one million euros), exclusive of VAT, which shall be due upon execution of this Agreement and payable within [***] ([***]) days after Ono’s receipt of the relevant invoice. Notwithstanding the non-refundable condition of the upfront fee set forth in this Section 6.1, if [***], and [***], Merus shall [***] within [***] ([***]) days after its receipt of such [***].

6.2 Research Funding.

6.2.1 Funded Merus FTEs. Except as expressly provided herein, each Party shall be responsible for its costs and expenses incurred in performing its Research in the Research Program. Ono will agree to fund [***] of the Research Term. Any further Merus FTEs above the specified number of FTEs to be funded by Ono during the Research Term shall be specified in a written amendment executed by duly authorized representatives of the Parties setting forth in the Research Plan the specific number of Merus FTEs to be so funded. Merus shall be reimbursed for the funded FTEs actually contributed pursuant to the Research Plan (up to the maximum specified therein) at the rate of €[***] per FTE per year. Such rate shall include all personnel, equipment, consumables, materials reagents and all other expenses including support staff and overhead for or associated with an FTE, and in no event shall Ono be obligated to make any other funding to support the Research to be performed by Merus except as

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expressly set forth in this Agreement Exhibit A unless otherwise agreed in writing and signed by duly authorized representatives of both Parties. In the event that Merus contributes any additional FTEs to Research other than those agreed upon to be funded by Ono as specified in the Research Plan, Merus shall be solely responsible for the costs of such additional FTEs. On a quarterly basis during the Research Term, Ono shall reimburse Merus in arrears for the funded Merus FTEs actually expended in Research pursuant to the Research Plan.

6.2.2 FTE Payment Terms. The payments for the funded FTEs under Section 6.2.1 shall be paid by Ono in arrears upon receipt of a proper invoice from Merus on a quarterly basis based on Merus’ actual work performed by qualified FTEs. Ono shall pay Merus such amount within [***] ([***]) days of Ono’s receipt of the invoice.

6.2.3 General Payment Terms. Any payment for an amount due under this Section 6.2 or Section 6.3 below shall be payable within [***] ([***]) days after Ono’s receipt of an invoice from Merus for such amount, which invoice shall specifically refer to this Agreement and contain the information describing such payment as specified in sample invoice set forth at Exhibit F. All payments shall be made by wire to such bank account as Merus may designate in writing to Ono. Any payments due and payable under this Agreement on a date that is not a Business Day may be made on the next Business Day.

6.3 Milestone Payments.

(a) Subject to the terms and conditions provided in subsections (b) and (c) below and in consideration for the license granted and the ownership rights that are assigned hereunder (provided that any Ono IP is generated by Merus), the following amounts shall be due, each one time only upon the first attainment of the specified event by the first Product regardless of subsequent or repeated achievement of such milestone except as specified in Section 6.3(d), from Ono to Merus upon the first occurrence of the specified milestone event listed below with respect to the Licensed Biclonics or Product (whether such milestone event is achieved by Ono directly or through its Affiliates or any Third Party Sublicensees). Milestone payments shall be made by Ono within [***] ([***]) days of receipt of the corresponding invoice issued by Merus, which invoice may be issued upon the same date as achieving the milestone. In the event any Target Specific Biclonics delivered to Ono later than [***] ([***]) months from the Effective Date fulfills RME1 for the first time, the amount of RME1 payment set forth in the table below will be reduced by [***] percent ([***]%) and if any Target Specific Biclonics delivered to Ono later than [***] ([***]) months from the Effective Date fulfills RME1 for the first time, the amount of RME1 payment set forth in the table below will be reduced by [***] percent ([***]%).

Research Milestone Events	EURO
RME1: [***]	€ [***]
RME2: [***]	€ [***]
RME3: [***]	€ [***]
RME4: [***]	€ [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Clinical Development Milestone Events
[***]	€ [***]
[***]	€ [***]
[***]	€ [***]
[***]	€ [***] [***]% of the Ono Proceeds]
[***]	€ [***] [***]% of the Ono Proceeds]
[***]	€ [***] [***]% of the Ono Proceeds]
[***]	€ [***]

(b) The Clinical Development Milestones are minimum payments. If Ono grants a sublicense to a Sublicensee under the Merus IP to use, have used, make, have made, market, have marketed, offer to sell, have offered to sell, sell, have sold and import Products in the Field of Use in any country other than Japan, Ono shall pay Merus the larger of either [***] or [***]% of the Ono Proceeds. The [***]% Ono Proceeds shall be applied pro-rata to the Phase III Clinical Trial and Regulatory Approval milestones for the United States of America and Europe indicated above. Each of the development and approval milestone payments set forth above will be due one time only upon the first attainment of the specified event by the first Product regardless of subsequent or repeated achievement of such milestone except as specified in Section 6.3(d).

(c) If the development of a Product is being abandoned after any of the milestone payments under Section 6.3(a) has been made (such Product, the “Discontinued Product”), and Ono (or its Affiliate or Sublicensee) then commences and conducts development of a replacement Product for the Discontinued Product, then only those milestone payments under this Section 6.3 that were not previously made with respect to such Discontinued Product will be payable with respect to achievement by the replacement Product of any further milestone events as provided above.

(d) Notwithstanding anything to the contrary contained in Section 6.3(a), in the event [***], Ono shall pay [***]% amount of the Clinical Development Milestones of those specified in the table of Section 6.3(a) above for [***]. In the event [***], Ono shall pay [***]% amount of the Clinical Development Milestones of those specified in the table of Section 6.3(a) above for [***]. For clarity, Ono will not be obliged to pay any milestone payments for [***].

6.4 Royalties.

6.4.1 Royalty Rate. In consideration for the license granted and the ownership rights that are assigned hereunder (provided that any Ono IP is generated by Merus), on a Product-by-Product basis and country-by-country basis, Ono will pay

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Merus a royalty of [***] % based on the aggregate Net Sales of any Product sold in such country by Ono (directly or through its Affiliates, distributors, or Sublicensees) for each calendar quarter (or portion thereof) during the Royalty Term. For clarity, a royalty rate of [***]% set forth in this Section 6.4.1 shall apply to Net Sales of the second and further Products. These royalties will be paid in each country where at least one Valid Claim of the licensed Merus Patent Rights Covers the Product or its use. Royalties due shall be calculated by multiplying the applicable total(s) of Net Sales of each Product sold in such countries against the applicable royalty rate of [***]%, such amounts converted from local currency to Euros where necessary and as detailed below in article 7.3.

6.4.2 Royalty Term for Products. As to sales of a particular Product in a country, the royalty payments specified in Section 6.4 will be due on all Net Sales of the Product in such country occurring during the Royalty Term. After the Royalty Term expires with respect to a particular Product in a given country, Ono’s license rights with respect to such Product will be fully paid-up and perpetual and continue on a royalty-free basis.

6.4.3 No Royalty Reductions. Parties hereby agree that there will be no royalty reductions under any circumstance, including but not limited to the event in which Ono would have to grant compulsory licenses or obtain additional licenses under third party intellectual property rights related to the sale of Products.

7. PAYMENT; RECORDS; AUDITS

7.1 Research Program Payments. In consideration for Merus’ performance of its obligations under the Research Program, and subject to the terms contained in this Agreement, Ono shall provide the FTE funding as provided for in Section 6.2.

7.2 Royalty Payments; Reports. Within [***] ([***]) days after the end of each calendar quarter for which royalties are due by Ono to Merus, Ono shall pay Merus all such amounts payable by it under Section 6.4 by wire transfer on a country by country basis. Each such payment shall be accompanied with a report, providing in reasonable detail an accounting of all Net Sales made during such calendar quarter and the calculation of any royalties due under Section 6.4.

7.3 Exchange Rate. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the following procedures. Sales recorded during each calendar quarter will be translated to Euro values at the rate on the last working day of that calendar quarter based on the exchange rates published on the European Central Bank website. Any changes to procedures for currency conversion shall only apply after such notice has been delivered and provided that such changes are consistently applied across Ono’s operating units and continue to maintain a set methodology for currency conversion.

7.4 Tax Matters.

(a) Ono Payments to Merus Without Withholding. Ono will make all payments to Merus under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Ono Payment of Tax. Any tax required to be withheld on amounts payable to Merus under this Agreement will promptly be paid by Ono on behalf of Merus to the appropriate governmental authority, and Ono will furnish Merus with proof of payment of such tax. Any such tax required to be withheld will be an expense of and borne by Merus.

(c) Cooperation Between Ono and Merus. Ono and Merus will cooperate with respect to all documentation required by any government taxing authority or reasonably requested by Ono to secure a reduction in the rate of applicable withholding taxes to the maximum extent permitted by law. The documentation referred in this Section 7.4(c) as of the Effective Date includes Form 3 and Form 17 (application form for the relief from Japanese Income Tax on Royalties) and Certificate of Residence of Merus issued and signed by the tax authority in the Netherlands, or thereafter any other document that may be required for the similar purpose from time to time during the Term. Notwithstanding the provisions of Section 6.2.3 Merus agrees that Ono’s payments of upfront fee, research and development milestones and royalties payments respectively set forth in Section 6.1, 6.3 and 6.4 will not be made until all the procedures required for such withholdings or its reduction is accepted by the authority, or Ono will pay to Merus the amount due in accordance with this Agreement deducting the applicable withholding tax if Merus so requests. In such case Ono will pay the applicable withholding tax to the Japanese tax authority, and provide Merus with the relevant tax proof.

7.5 Audits.

(a) Each Party shall keep, and cause its Affiliates and Third Party subcontractors or Sublicensees to keep, complete and accurate records for [***] ([***]) years which are relevant to the determination of any payment to be made by such Party under this Agreement, including without limitation, FTE records, records on Net Sales and royalty calculations, and records relating to the milestone events covered in Section 6.3. At the request and expense of a Party, the other Party and its applicable Affiliates and its Third Party subcontractors or Sublicensees shall permit an independent certified public accountant appointed by such requesting Party and reasonably acceptable to the other Party, at reasonable times and upon [***] ([***]) days prior notice, to examine in confidence such records as may be necessary to determine, with respect to any records pertaining to any financial report or payment due in any quarter ending not more than [***] months prior to such Party’s request, to verify the correctness or completeness of any such report or payment made under this Agreement.

(b) The foregoing right of examination may be exercised only once per [***]-month period during the Term and only [***] with respect to any such financial report or payment due hereunder. Results of any such examination shall be limited to information relating to the applicable reporting and payment obligations, and made available to the audited Party. The accountant shall disclose to the auditing Party only whether the applicable reports and payments were correct or incorrect and the amount of any discrepancy between an amount due and an amount paid. The Party requesting the audit shall bear the expenses of such independent certified public accountant related to the performance of any such audit, unless such audit discloses such a discrepancy to the detriment of the auditing Party of more than [***] percent ([***]%) from the amount of the original payment made; in such case, the Party being audited shall bear the such expenses for the performance of such audit.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) If such audit reveals that the audited Party, its Affiliate or Third Party subcontractor or Sublicensee has failed to accurately report information causing a discrepancy resulting in the underpayment of any amounts owed, the audited Party shall promptly pay any amounts due to the auditing Party together with interest on such amount, calculated from the date originally owed at the interest rate set forth in Section 7.6. In the event of a discrepancy resulting in an overpayment, any amount of such overpayment shall be fully credited against amounts payable by the audited Party in subsequent periods or reimbursed to the audited Party.

7.6 Late Payments. In the event that any payment due under this Agreement is not made when due, the payment will accrue interest from the date due until paid, calculated on a daily basis, based on the total number of days payment is delinquent at a rate per annum equal to the [***] ([***]) month USD LIBOR rate quoted [***] Business Days prior to the due date by the British Bankers’ Association plus a premium of [***] percent ([***]%), provided, however, that in no event will such rate exceed the maximum legally permissible annual interest rate. The payment of such interest will not limit either Party from exercising any other rights it may have as a consequence of the lateness of any payment.

8. INTELLECTUAL PROPERTY

8.1 Ownership.

8.1.1. Ono’s Ownership. Ono IP is and will remain the sole property of Ono and all rights to any Ono IP generated under this Agreement solely vests in Ono, subject to the license grants of Section 5.1. If the perfection and documentation of the assignment of ownership set forth in Section 8.1.4 as contemplated in Section 8.1.2 is not technically practical or feasible in Prosecution, then such Patent Rights nevertheless remain the sole property of Ono subject to the license granted set forth in Section 5.1(e).

8.1.2. Merus’ Ownership. Merus IP is and will remain the sole property of Merus and all rights to any Merus IP generated under this Agreement solely vests in Merus. If assignment of ownership set forth in Section 8.1.4 as contemplated in Section 8.1.1 is not technically practical or feasible in Prosecution, then such Patent Rights nevertheless remain the sole property of Merus subject to the license granted set forth in Section 5.1(a), (c) and (d).

8.1.3. Negative Covenant. Except as expressly provided hereunder, Merus (a) shall not acquire, or attempt to acquire, pursuant to this Agreement any right, title or interest to any Lead Biclonics and any Patent Rights solely owned by Ono pursuant to Section 8.1.1 (b) shall not (and shall not attempt to purport to attempt to) transfer, assign, sell, have sold, lease, offer to sell or lease, distribute, license, sublicense or otherwise transfer title in, commercialize or exploit any Lead Biclonics and Patent Rights solely owned by Ono pursuant to Section 8.1.1, and (c) shall not, directly or indirectly, file, Prosecute, or maintain, in any country, any Patent Rights applicable to such Lead Biclonics and Patent Rights solely owned by Ono pursuant to Section 8.1.1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.1.4. Assignment of Ownership; Assistance. Either Party hereby assigns and transfers to the other Party all right, title and interest including ownership rights to and in all inventions falling into the scope of the other Party’s ownership rights as set forth in Section 8.1.1 or 8.1.2 hereof. Each Party undertakes that it shall do or procure to be done all such acts and things, and execute, or procure the execution of, all such documents, as the other Party may from time to time reasonably require to give it the full benefit of any assignment contemplated in Article 8, and shall cause its employees to have any documents or instruments required by laws or regulations duly executed by signing in order to effect such assignment and transfer. In no event shall either Party be liable for compensation for inventions conceived, developed or reduced to practice by the other Party’ employee(s) regardless of which Party has ownership rights to such invention.

8.2 Patent Prosecution.

(a) General Principle. The Parties will discuss in good faith and mutually agree on the best strategy for the Prosecution of Patent Rights for Lead Biclonics and its use, provided, that, in any event, [***] shall have the final right to Prosecute and to decide the scope of claims on patent applications, in which countries and when patent claims shall be filed, and whether patent claims shall be filed within one or several patents or patent applications.

(b) Prosecution. Unless otherwise agreed between the Parties, [***] shall, at its sole expense, control the Prosecution of all Patent Rights relating to Lead Biclonics, but that for clarity excludes Merus Patent Rights. Upon reasonable request of [***] shall, at [***] expense, reasonably cooperate with [***] in relation to such Prosecution. In particular in case of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action, [***] shall review it with [***] as reasonably requested, and make employees of [***] available in any course of such interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action for testimony, deposition or hearing, and [***] shall [***] in connection with such cooperation including [***] of its own employees.

(c) Cooperation. [***] agrees to cooperate with [***], and perform such lawful acts, and execute such documents in order to reasonably assist [***] with respect to the Prosecution of Patent Rights pursuant to Section 8.2.

8.3 Infringement of Third Party Patent Rights.

(a) If either Party after the Effective Date is warned or sued by a Third Party alleging or charging infringement of any patents or published patent applications of a Third Party arising out of or resulting from the use of the Merus Technology, the Party, which is warned or sued, shall notify promptly the other Party.

(b) Merus shall be responsible, at its expense, for settling and/or defending such warning or litigation for patent infringement in which the alleged infringing process or product giving rise to liability for damages involves [***]. In so far as any such settlement or defense effects is likely to have an effect on Ono activities, Merus shall promptly inform Ono and Merus and Ono shall confer as to any modification of any right granted to Ono hereunder. Upon Merus’ written request, Ono agrees to reasonably assist Merus in any such defense, if such infringement action might have an effect on Ono activities.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Ono shall be responsible, [***], for settling and/or defending such warning or litigation for patent infringement in which the alleged infringing process or product giving rise to liability for damages involves [***]. If Merus should suffer any [***] and [***] as a result of such dispute, including [***], [***] any such [***].

9. REPRESENTATIONS, WARRANTIES, AND COVENANTS

9.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and each person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any applicable law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.2 Merus IP Warranties. Merus represents and warrants to Ono as of the Effective Date that:

(a) to Merus’ knowledge, Merus Patent Rights listed in Exhibit C are accurate and complete and identifies all Patent Rights Controlled by Merus or any of its Affiliates as of the Effective Date that include any claim Covering or otherwise directly relating to the Merus Technology; and

(b) Merus has not granted any Third Party any right, license or interest in or under, nor assigned, transferred, conveyed or encumbered any right, title and interest in and to, any of the Merus Patent Rights, or any of Merus Know-How disclosed therein, that is in conflict with the rights and licenses granted to Ono under this Agreement.

(c) to Merus’ knowledge, Merus IP are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to Merus IP.

(d) Except for the individual cases as more specifically described in Exhibit D, Merus has not received notice from, or been prosecuted through a legal action by, any Third Party claiming that the use or exploitation of Background IP infringes any Third Party’s Patent Rights and Know-How.

(e) no consent by any Third Party or governmental entity is required with respect to the execution and delivery of this Agreement by Merus or the consummation by Merus of the transactions contemplated hereby.

(f) Except for the individual cases as more specifically described in Exhibit D, to Merus’ knowledge, there is no unauthorized use, infringement or misappropriation of any of Background IP by any employee or former employee of Merus, or any other Third Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g) Any and all fact based statement(s) contained in Exhibit D is/are true.

(g) Merus Patent Rights listed on Exhibit C hereto constitute all of Merus’ Patent Rights that are, to Merus’ knowledge, necessary for the performance of the Research Program by Merus and/or Ono as contemplated herein.

(h) to Merus’ knowledge, all inventors identified in Merus Patent Rights, or all employees or sub-contractors of Merus have agreed to assign or license to Merus their entire rights, title and interest to and in any Intellectual Property that may be made, discovered or developed by them as a result of performance of their activities contemplated herein.

9.3 Disclaimer. Except as expressly set forth herein, THE KNOW-HOW, MATERIALS AND INTELLECTUAL PROPERTY RIGHTS PROVIDED BY EACH PARTY HEREUNDER ARE PROVIDED “AS IS”. WITH RESPECT TO SUCH KNOW-HOW AND MATERIALS SUPPLIED HEREUNDER, EACH SUPPLYING PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. Without limiting the generality of the foregoing, each Party expressly does not warrant, and disclaims any warranties with regards to: (a) the success of any study or test commenced under the Research Program, (b) the safety or usefulness for any purpose of the materials it provides or discovers under this Agreement; and/or (c) the validity or enforceability of any intellectual property rights existing as of the Effective Date licensed to the other Party under this Agreement.

9.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 9, NEITHER PARTY WILL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 9.4 will not be construed to limit either Party’s indemnification obligations under Article 12.

9.5 Covenants of the Parties

(a) Throughout the Term, Merus and Ono will comply (and will cause their respective Affiliates and Sublicensees to comply) in all material respects with all applicable laws and regulations concerning any of their activities hereunder, including with respect to performing Research and to the research, manufacture, use and sale of Products.

(b) Each of the Parties will, at the reasonable request of the other Party, use reasonable efforts to execute and deliver any further or additional instruments or documents, and to perform any other acts, as are necessary in order to effectuate and carry out the terms of this Agreement, but provided that the foregoing shall not be interpreted to require such Party to incur any additional expenses or grant any other rights to the other Party, other than rights expressly granted elsewhere in the Agreement.

10. CONFIDENTIALITY

10.1 Confidential Information. Except to the extent expressly authorized by this Agreement or agreed in writing by the Parties, each Party agrees that, during the Term and for [***] ([***]) years thereafter, the receiving Party and its Affiliates and Sublicensees and Third Party subcontractors will keep confidential and will not publish or otherwise disclose, and will not use for any purpose other than as expressly permitted in this Agreement, any information furnished to it or its Affiliates, Sublicensees or Third Party subcontractors by the other Party pursuant to this Agreement or information acquired or developed on such other Party’s behalf (collectively, “Confidential Information”). For the avoidance of doubt, as long as Ono retains license rights to any Lead Biclonics and/or Products hereunder, data and other information relating thereto shall be considered Ono’s Confidential Information. Each Party may use such Confidential Information of the other Party only to the extent required to accomplish the purposes of this Agreement or exercise its rights under the licenses granted to it under this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own, but in no event less than stringent as set forth in this Article 10. Each Party shall use reasonable efforts to ensure that its and its Affiliates’ and Sublicensees’ and Third Party subcontractors’ employees, agents, consultants, investors and other representatives comply with the Party’s obligations hereunder and do not disclose or make any unauthorized use of the Confidential Information, and that the terms of any subcontracts will be in all essential aspects consistent with the obligations and restrictions hereunder, including by providing a confidentiality term that is of equivalent duration or no less than what is reasonable to protect the Confidential Information to be disclosed or developed in the subcontractual arrangement. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information. The Parties further acknowledge that each Party has disclosed to the other Party (or its Affiliates), prior to the Effective Date, certain Confidential Information pursuant to non-disclosure and/or material transfer agreements entered into between the Parties (or a Party’s Affiliates), that limit the disclosure and use of such information by the receiving Party. The Parties hereby agree that any such Confidential Information earlier disclosed by one Party to the other (or its Affiliates) under such earlier agreements will be deemed to be the Confidential Information of the disclosing Party and subject to all the terms of this Article 10 and Section 4.6, as well as the additional terms covering such information and materials (if any) under the earlier agreements.

10.2 Exceptions. The obligations of non-disclosure and non-use under Section 10.1 will not apply as to particular Confidential Information of a disclosing Party to the extent that the receiving Party can prove by competent written evidence that such Confidential Information: (a) is at the time of receipt, or thereafter has become, through no act or failure to act on the part of the receiving Party (or its Affiliates or Sublicensees or Third Party subcontractors), published, generally known or otherwise available in the public domain; (b) is known by the receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently discovered or developed by the receiving Party without reference to Confidential Information belonging to the disclosing Party; or (e) is the subject of a written permission to disclose provided by the disclosing Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.3 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party solely to the extent such disclosure is reasonably necessary in connection with the following:

(a) Prosecuting Patent Rights as permitted by this Agreement;

(b) in connection with regulatory filings for Licensed Biclonics and/or Products that such Party has a license or right to develop hereunder;

(c) prosecuting or defending litigation as permitted by this Agreement;

(d) complying with applicable court orders or governmental regulations;

(e) disclosure to Affiliates, Sublicensees, Third Party subcontractors, clinical or non-clinical institutions, and consultants (including their potential entities) on a need to know basis and only for purposes of performance of such Party’s obligations under this Agreement, and provided, in each case, that any such Affiliate, Sublicensee, or Third Party subcontractor, clinical or non-clinical institutions, and consultants (including their potential entities) agrees to be bound by similar terms of written confidentiality and non-use at least equivalent in scope to those set forth in this Article 10; or

(f) disclosure to existing or potential Third Party investors, merger partners, acquirers, and professional advisors (including lawyers, accountants, and investment bankers) solely as reasonably necessary in the context of a potential transaction to which the Confidential Information is material, provided, that any such Third Party agrees to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 10.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 10.3(d) or (f), it will, except where impracticable, give reasonable advance notice to the other Party of such planned disclosure and use reasonable efforts to secure, or to assist the other Party in securing, confidential treatment of and/or a protective order regarding such information. In the case of authorized disclosure set forth in Section 10.3(a) through (f) above such Party shall disclose only such Confidential Information of such other Party as is required to be disclosed. The receiving Party of Confidential Information shall take all steps reasonably necessary, including obtaining an order of confidentiality or redacting financial terms of conditions of this Agreement, to ensure the continued confidential treatment of such Confidential Information. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement as required under the regulations of Securities and Exchange Commission in the US or similar regulatory agency in any other country including requests for confidential information or proprietary information of either Party to be included in any such disclosure. Authorized disclosure of the Confidential Information pursuant to this Section 10.3 shall not be deemed exceptions pursuant to Section 10.2 unless and until publicly available.

10.4 Publications.

10.4.1 If either Party seeks to publish any information relating to any results of Research conducted under this Agreement or which includes any Confidential

Information of the other Party, including any information relating in any way to any Target Specific Biclonics or Product, the Party seeking to publish will provide the other Party the material proposed for publication, such as by draft slide presentation, manuscript, poster, or abstract, at least [***] ([***]) days in advance of submitting the material to a publisher or an organizing committee or other equivalent organization of scientific meeting, and the other Party will have the right to review and comment on all such material. The Parties will reasonably agree on the content of any such publication, except that Ono shall be free to publish the results of and/or information concerning research and development of Lead Biclonics and/or Product subject to Section 10.4.2 below.

10.4.2 If Ono seeks to publish any of Merus’ Confidential Information relating to the results of its Research conducted under this Agreement in connection with a proposed publication concerning development of Lead Biclonics and/or Product, Ono will deliver the draft material to Merus at least [***] ([***]) days prior to submitting the material to a publisher or an organizing committee or other equivalent organization of scientific meeting. Merus will review any such material and give its comments to Ono as soon as practicable and will give written notice whether it authorizes the disclosure of its Confidential Information or requests deletion of Merus Confidential Information, but shall not unreasonably withhold such authorization.

10.5 Publicity. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written consent of the other Party, except as may be required by law. Without prior written consent, the name of a Party or any other of its Affiliates may not be used by the other Party for any advertising or promotional purposes. Either Party may make subsequent public disclosure of the same contents as previously done pursuant to this Section 10.5. Each Party agrees not to issue any other press release or other public statement, whether oral or written, disclosing the existence of this Agreement, the terms hereof or any information relating to this Agreement without the prior written consent of the other Party.

10.6 Public Announcement. No public announcement with respect to this Agreement or any activities under the Research Program shall be made, whether directly or indirectly, by either Party without prior agreement of the other Party. A Party desiring to make public announcement shall provide the other Party with the proposed text of such announcement with sufficient time prior to public release for the other Party’s review and comments, and such desiring Party shall use its reasonable efforts to incorporate the other Party’s comments. Both Parties shall discuss in good faith and agree on the timing, nature and text of such announcement. Subject to Section 10.7 below, either Party may make public announcement repeatedly to the extent that once it has been made pursuant to this Section 10.6, without first obtaining the written approval of the other Party. Either Party agrees that it may include the other Party’s name and short description of its business and the collaboration on a list of strategic partners in its corporate documents to be made publicly available, including the corporate website, financial reports for its shareholders or such documents submitted to Securities and Exchange Commission in the US or similar regulatory agency in any other country.

10.7 Combination of Features or Disclosures. Any combination of features or disclosures shall not be deemed to fall within the foregoing exceptions

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

contemplated in Section 10.3 merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the public or in the rightful possession of the receiving Party.

10.8 Return of Confidential Information. Upon termination of this Agreement, the receiving Party shall promptly return to the disclosing Party or destroy the disclosing Party’s Confidential Information, including all copies thereof, except to the extent that retention of such Confidential Information is reasonably necessary for the receiving Party to exploit any continuing rights it may have and/or to fulfil its obligations contemplated herein, including its obligations of non-disclosure and non-use hereunder. Any such destruction requested by the disclosing Party shall be certified in writing to the disclosing Party by an authorized officer of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its obligations under this Agreement.

11. TERM AND TERMINATION

11.1 Term of Agreement. The term of this Agreement (the “Term”) will commence on the Effective Date and continue until expiration of the later of expiration or termination of all payment obligations of Ono accruing prior to the effective date of early termination under this Agreement or expiration of the Royalty Term for all Products licensed hereunder, unless earlier terminated as provided below.

11.2 Termination for Cause. Each Party will have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the other Party upon the material breach by such other Party of any obligation under this Agreement, including a breach of any diligence obligations, provided that such notice has given sufficient detail of the basis for the breach and the breaching Party has not cured such breach within the 60-day period following such written notice. The right of a Party to terminate this Agreement under this Section, and the notice period for such termination, will be tolled during the period of any dispute resolution process (including arbitration) that is invoked under Article 13 to resolve the issue of whether the alleged breaching Party has in fact committed a material breach of this Agreement, or whether such Party has cured such breach.

11.3 Termination by Ono Without Cause During The Research Term. At any time during the Research Term, Ono may terminate this Agreement by providing Merus at least forty-five (45) days prior written notice. Ono agrees to pay Merus within forty-five (45) days of such termination an amount equal to the research funding owed under Section 6.2 for a ninety (90) day period. The calculation of such amount will be made based on the annual FTE rate set forth in Section 6.2.1 above pro-rata to the Business Days of Merus up to the end of such ninety (90) day period.

11.4 Termination by Ono Without Cause. At any time after expiration of the Research Term, by providing Merus at least ninety (90) days prior written notice to Merus, Ono may terminate this Agreement in its entirety.

11.5 Termination for Insolvency. Either Party may terminate this Agreement by written notice to the other with immediate effect if the other Party becomes insolvent, is compelled to file bankruptcy, is determined otherwise imminently subject to control by a bankruptcy trustee, liquidator or administrator or the equivalent, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party pursuant to the laws of the jurisdiction in which such Party is doing business; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

11.6 Effect of Termination; Surviving Obligations.

11.6.1 Except in the case of termination by Ono for cause pursuant to Section 11.2, upon early termination of this Agreement, all rights under the licenses granted by Merus to Ono under this Agreement, if then in effect, will automatically terminate and revert to Merus; in the case of termination by Ono for cause pursuant to Section 11.2, the provisions of this Section 11.6.1 shall not apply and Ono’s license granted hereunder will be fully paid-up and perpetual and continue on a royalty-free basis; and

11.6.2 Except in the case of termination by Ono for cause pursuant to Section 11.2, upon early termination of this Agreement by either Party, at Merus’ written request, Ono and its Affiliates shall destroy all Research Tools and all supplies of Target Specific Biclonics, Licensed Biclonics and Product, and shall promptly thereafter confirm such destruction in writing to Merus.

11.6.3 Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. The following provisions of this Agreement will survive expiration or termination of this Agreement: Articles 1, 4.1, 4.2, 4.3, 5.1 (e)ii, 6.4.2, 7.5, 8.1, 9, 10, 11.6, 11.8, 12, 13, and 14 until expiration of a period of performance of its obligations set forth in the relevant Section or, if such period is not expressly provided, completely performed of its obligations.

11.6.4 Within [***] ([***]) days following the expiration or termination of this Agreement, except to the extent and for so long as a Party retains license rights hereunder pertaining to any of the other Party’s Confidential Information or materials, at a Party’s request the other Party will deliver to the requesting Party any other Confidential Information and materials of the requesting Party in its possession or at the requesting Party’s option, will destroy such Confidential Information and materials and will certify to the requesting Party in writing that it has so destroyed such Confidential Information and materials.

11.7 Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement will not in and of itself give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto.

11.8 Damages; Relief. Subject to Sections 9.4 and 11.6 above, termination of this Agreement will not preclude either Party from claiming or seeking or being entitled to any other damages, compensation or relief that it may be entitled to which accrued prior to such termination based on the Agreement.

12. INDEMNIFICATION

12.1 Indemnification by Merus. Merus hereby agrees to save, defend and hold harmless Ono and its Affiliates and their respective directors, officers, employees

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and agents (each, a “Ono Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, damages, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Ono Indemnitee may become subject, to the extent such Losses result from any claim, demand, action or other proceeding against the Ono Indemnitee by any Third Party to the extent based upon: (i) the [***], but provided that Merus is not obliged to enter litigation and defend Ono for [***] against Ono (ii) the [***], or (iii) the breach by Merus of any warranty, covenant or agreement made by Merus in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Ono Indemnitee or the breach by Ono of any warranty, covenant or agreement made by Ono in this Agreement. For avoidance of doubt, such indemnification shall not apply to any Loss caused by the sale of any Product by Ono to any Third Party.

12.2 Indemnification by Ono. Ono hereby agrees to save, defend and hold harmless Merus and its Affiliates and their respective directors, officers, employees and agents (each, a “Merus Indemnitee”) from and against any and all Losses to which any Merus Indemnitee may become subject, to the extent such Losses result from any claim, demand, action or other proceeding against the Merus Indemnitee by any Third Party to the extent based upon: (i) the [***], including the practice by Ono (or its Affiliate or any Third Party subcontractor or Sublicensee) of [***] under this Agreement, (ii) the manufacture, use, handling, storage, sale or other disposition of any Product and/or Licensed Biclonics by Ono, its Affiliates or Sublicensees, or (iii) the breach by Ono of any warranty, covenant or agreement made by Ono in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Merus Indemnitee or the breach by Merus of any warranty, covenant or agreement made by Merus in this Agreement.

12.3 Control of Defense. Any Party or any of its indemnitees entitled to indemnification under this Article 12 will give notice to the indemnifying Party of any Losses for which it is claiming indemnification promptly after learning of such Losses, and the indemnifying Party will assume the defense of such Losses with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party will not be liable for any settlement of such Losses made by the indemnified Party without consent of the indemnifying Party (provided that such consent is not unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Losses or indemnification claim.

12.4 Insurance. Each Party shall maintain at its expense insurance coverage consistent with normal business practices and adequate to cover the risks associated with its performance of any activities hereunder, and each Party acknowledges and agrees that the maintenance of such insurance coverage shall not relieve either Party of its obligations under this Agreement. Ono, at its own expense, will maintain product liability insurance (or self-insure) in an amount consistent with industry standards during the Term of this Agreement. Ono will provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to Merus upon request. Merus, at its own expense, will maintain during the Research Term and for a period of at least [***] ([***]) years thereafter to maintain (a) workers’ compensation insurance for all of its employees, the limits of which shall be as required under statute; and (b) commercial general liability insurance on a claims made basis having limits of not less than €[***] in the aggregate and €[***] per occurrence. Merus will provide a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

certificate of insurance (or evidence of self-insurance) evidencing such coverage to Ono upon request. For avoidance of doubt, such insurance obligation by Merus shall not apply to cover any Loss caused by the sale of any Product by Ono to any Third Party.

13. DISPUTE RESOLUTION

13.1 Discussion by Senior Executives.

(a) If there is a matter within the JSC’s authority for which the JSC is unable to reach a decision, or if any dispute (including any claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of breach of this Agreement by fraud or otherwise) arises between the Parties under this Agreement, such matter or dispute will be referred to the Chief Executive Officer of Merus and the Executive Director of Discovery and Research of Ono, for further discussion and resolution. These individuals will as soon as practicable meet and attempt in good faith to resolve the matter or dispute and reach agreement. These individuals may obtain the advice of other employees or consultants as they deem necessary or advisable to facilitate resolution.

(b) If an unresolved JSC matter or the dispute with respect to performance of Ono under its sole responsibility is not resolved by such senior executives, the decision by Ono’s senior executive shall be final and bind on the Parties as set forth the last sentence of Section 3.2. For all other disputes, if the senior executives cannot reach agreement as to the dispute within [***] ([***]) days of the dispute being referred to them by either Party in writing, then the dispute (an “Unresolved Issue”) will be resolved as provided in Section 13.2 or 13.3, as applicable.

13.2 Arbitration.

(a) Any Unresolved Issue not resolved under Section 13.3 shall be resolved by arbitration pursuant to the rules then pertaining under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by [***] ([***]) arbitrators, except where these Rules conflict with this provision, in which case this provision controls. The arbitration will be held in New York, in the U.S.A., and shall be conducted in the English language. The arbitrators shall decide the Dispute in accordance with the law governing this Agreement. In the case that no ICC rules exist, the Parties will in that case agree in good faith on alternate arbitration rules to govern any arbitration conducted under this Section 13.2.

(b) The panel will consist of [***] ([***]) arbitrators each of whom is a lawyer with a law firm or corporate law department or was a judge of a court of general jurisdiction who, in either case, has at least [***] ([***]) years of experience in the biopharmaceutical field. Notwithstanding the foregoing, if the aggregate damages sought by the claimant are stated to be less than €[***], and the aggregate damages sought by the counterclaimant are stated to be less than €[***], and neither side seeks equitable relief, then a single arbitrator will be chosen, having the same qualifications and experience specified above. Each arbitrator will be neutral, independent, disinterested, and impartial.

(c) Each Party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named shall then jointly

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

appoint the third arbitrator as chairman of the arbitration tribunal, each of them reasonably acceptable to the other Party, acceptance of which shall not be unreasonably withheld. If one Party fails to nominate its arbitrator or, if the Parties’ arbitrators cannot agree on the person to be named as chairman within [***] ([***]) days, the President of the ICC shall make the necessary appointments. After appointment, the Parties shall have no ex-parte communication with their proposed arbitrator.

(d) Within [***] ([***]) days of initiation of arbitration, the Parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration shall be concluded and the award rendered within no more than [***] ([***]) months from selection of the arbitrators. Failing such agreement, the ICC Arbitration Rules shall control the scheduling and the Parties shall follow procedures that meet such a time schedule. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from any court of competent jurisdiction provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. Any request for such provisional measures by a Party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition, the arbitration tribunal may, at the request of a Party, order provisional or conservatory measures (including preliminary injunctions to prevent breaches hereof) and the Parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction. The decision of the arbitration tribunal must be in writing and must specify the basis on which the decision was made, and the award of the arbitration tribunal shall be final, non-appealable and binding upon the Parties and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. THE ARBITRATION TRIBUNAL SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEY’S FEES OR COSTS.

13.3 Preliminary Injunctive Relief. Notwithstanding anything to the contrary, either Party may at any time seek to obtain provisional remedies such as attachment, preliminary injunctive relief, replevin, etc., solely to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration in equity from a court of competent jurisdiction with respect to an issue arising under this Agreement if the rights of such Party would be prejudiced absent such relief, including any dispute relating to (i) the determination as to the infringement, validity or claim interpretation of a Party’s Patent Rights, or (ii) the misuse and/or misappropriation of a Party’s Confidential Information, in each case, a Party may submit such dispute to the competent court.

13.4 Diligence Disputes. For any Unresolved Dispute that involves a claim by either Party that the other Party has breached its diligence obligations under the Agreement, the arbitrators of such Unresolved Dispute will, under the arbitration conducted under Section 13.2, determine if such other Party materially breached such diligence obligations.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14. GENERAL PROVISIONS

14.1 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws and regulations of the State of New York, U.S.A., as well as United States federal law and regulations, without giving effect to any conflicts of laws principles.

14.2 Entire Agreement; Modification. This Agreement, including its appendices and exhibits, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. In the event of any inconsistency between the terms of the body of this Agreement and the terms of any appendices or exhibits, the body of this Agreement shall control. This Agreement supersedes all prior and contemporaneous agreements and communications between the Parties, whether oral, written or otherwise, concerning the subject matter contained herein. No rights or licenses with respect to any intellectual property of either Party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

14.3 Relationship of the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative or agent of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

14.4 Performance by Affiliates and Sublicensees. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates or Third Party subcontractors or Sublicensees, provided, however, that each Party will remain responsible and be guarantor of the performance by its Affiliates and Third Party subcontractors and Sublicensees and will cause them to comply with the provisions of this Agreement in connection with such performance. In particular, if any Affiliate of a Party or its Third Party subcontractor participates in Research under this Agreement or its Sublicensee with respect to Target Specific Biclonics, (a) the restrictions and obligations of this Agreement which apply to the activities of a Party will apply equally to the activities of such Affiliate and Third Party subcontractors and Sublicensees, and (b) the Party performing through such Affiliate or Third Party subcontractor or Sublicensee will assure, and hereby guarantees, that such performance will be consistent with the provisions of this Agreement. Any action or omission by a Party’s Affiliate, Third Party subcontractor, or a Sublicensee which would, if such action or omission were conducted by the Party, constitute a breach of the Party’s obligations under this Agreement will constitute a breach by the Party.

14.5 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement will neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right to be effective must be in writing signed by such Party, and will be limited to the specified matter and, if applicable, the specified period of time in such writing.

14.6 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent will not be unreasonably withheld); provided, however, that either Party may assign this Agreement or any of its license rights granted hereunder without the other Party’s consent:

(a) to its successor in interest in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise, provided that in the event of a transaction (whether this Agreement is actually assigned or is assumed by the acquiring Party by operation of law), intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) will not be included in the technology licensed hereunder, and, provided further that the such acquiring party will remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations of the assigning Party; or

(b) to an Affiliate, provided that the assigning Party will remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate.

The rights and obligations of the Parties under this Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement will be void.

14.7 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those Parties executing it.

14.8 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, all other portions will remain in full force and effect, and the Parties will use their reasonable efforts to substitute for the invalid, unenforceable or illegal provision a valid, enforceable and legal provision which conforms as nearly as possible with the original intent of the Parties.

14.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by Express or certified mail (return receipt requested) (in each case postage prepaid), or by an internationally recognized express courier, or by facsimile with confirmed transmission, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice will be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if mailed, [***] ([***]) days after the date of postmark; or (c) if delivered by express courier, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Ono, notices must be addressed to:

Ono Pharmaceutical Co., Ltd

Minase Research institute

1-1, Sakurai, 3-chome,

Shimamoto, Mishima, Osaka, 618-8585, Japan

Attn: Director, Discovery Research Alliance

Facsimile: [***]

If to Merus, notices must be addressed to:

Merus B.V.

Padualaan 8

3584 CH Utrecht

the Netherlands

Attention: Mark Throsby, CSO

Telephone: [***]

Email: [***]

with a copy to:

Shelley Margetson, CFO

Email: [***]

14.10 Force Majeure. Each Party will be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, terrorism, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability will be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur and continues to use diligent, good faith efforts to avoid the effects of such event and to perform the obligation. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within [***] ([***]) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure will be tolled for the duration of such force majeure. The Party failing or delaying in performance of any obligation under this Agreement by reason of such force majeure event will use reasonable effort to recover from such force majeure event to perform its obligations, provided that in no event will any Party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a Party extend beyond a nine-month period, the other Party may then terminate this Agreement by written notice to the non-performing Party, with the consequences of such termination as set forth in Section 11.5.

14.11 Interpretation.

(a) Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and will not constitute any part of this Agreement, or have any effect on its interpretation or construction.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Singular & Plural. All references in this Agreement to the singular will include the plural where applicable, and all references to gender will include both genders and the neuter.

(c) Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article will include all sections, subsections, and paragraphs in such article; references in this Agreement to any section will include all subsections and paragraphs in such sections; and references in this Agreement to any subsection will include all paragraphs in such subsection.

(d) Ambiguities. Ambiguities and uncertainties in this Agreement, if any, will not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

(e) English Language. All notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement will be in the English language.

14.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original document, and all of which, together with this writing, will be deemed one instrument. Signing and delivery of this Agreement may be evidenced by an electronic transmission of the front and signed signature page to the other Party, provided however, that such electronic signing and delivery is confirmed in written paper copy signed by and delivered to each Party promptly following electronic signing and delivery.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

MERUS B.V.			ONO PHARMACEUTICAL Co. Ltd.

By:	/s/ Ton Logtenberg	By:	/s/ Gyo Sagara
Name:	Ton Logtenberg	Name:	Gyo Sagara
Title:	CEO	Title:	President, Representative Director and Chief Executive Officer

EXHIBIT A

Initial Research Plan

1. Rationale

[***]

2. Background information

[***]

3. Objective

[***]

4. Endpoint / Outcome

[***]

5. Go /No go decision points (time + resources)

[***]

6. Proposed start and end date

[***]

7. Time line for Merus activities

[***]

8. Merus Research Budget

[***]

9. Allocation of Funded Merus FTE

[***]

10. Overview of Joint responsibilities & research activities leading up to early milestones

[***]

11. Detailed research plan

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

MERUS PATENT RIGHTS

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT D

Intellectual Property Summary

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT E

INITIAL MEMBERS OF JSC

Members representing Merus:

[***]

Members representing Ono:

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT F

Form of Invoice

Invoice to be printed on official Merus letterhead with date, payee’s tax ID, and Ono’s (or its designated Affiliate payor’s) P.O. number inserted:

DATE:

INVOICE NO.:                     Merus* Tax ID: [***]

Bill To:

Ono Pharmaceutical Co., Ltd.

3-1-1 Sakurai, Shimamoto-cho

Mishima-gun, Osaka 618-8585, Japan

Ono P.O. Number:

Terms: Net [***]

Amount of payment due:                  Euro

Payment due according to CONTRACT RESEARCH AND LICENSE AGREEMENT between Merus B.V. and ONO Pharmaceuticals Inc. dated             , 2014,

for:

  (If Research Funding) Relevant Research Period:

  (If Milestone Payment) Milestone Event:

Ship To:

Director, Research Licensing, Discovery Research Alliance, Discovery and Research

Ono Pharmaceutical Co., Ltd.

3-1-1 Sakurai, Shimamoto-cho

Mishima-gun, Osaka 618-8585, Japan

Wire Instructions for Remittance to Merus:

* Merus to provide details and contact information

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ADDENDUM TO CONTRACT RESEARCH AND LICENSE AGREEMENT

This Addendum (“Addendum”) is made on this 27th day of March, 2015 (the “Effective Addendum Date”) by and between:

MERUS B.V., a private company with limited liability, having its registered office at Padualaan 8, 3584 CH Utrecht, the Netherlands (“Merus”);

and

ONO PHARMACEUTICAL Co. Ltd., a Japanese company with its head offices located at 8-2, Kyutaromachi 1-chome, Chuo-ku, Osaka 541-8564, Japan (“Ono”);

Hereinafter also referred to individually as “Party” or collectively as the “Parties”.

WHEREAS:

(A)	Merus and Ono have entered into a Contract Research and License Agreement dated April 8, 2014 (the “Agreement”);

(B)	Merus and Ono have agreed to amend the Agreement as set forth in this Addendum.

THERFORE, the Parties have agreed as follows:

1.	Definitions and Interpretation

1.1.	Capitalized terms used in this Addendum shall, where not defined herein, have the meaning attributed to such terms in the Agreement.

2.	Upfront fee

2.1	The Parties agree that upfront fee of €1,000,000 (one million euros) shall be under no circumstances refundable to Ono. The Parties hereby understand and confirm that the second sentence of Section 6.1 of the Agreement will no longer be applicable.

3.	Funded Merus FTEs

3.1	In accordance with Section 6.2.1 of the Agreement Merus hereby agrees to make available to Ono an additional [***] FTE over the following [***] months ([***] – [***]) at the rate of €[***] per FTE per year. This will allow Merus to support Ono with productions, a swift technology transfer and cover the project management costs. Merus aims to transfer the Research Program by the end of [***].

4.	Objective under Initial Work Plan

4.1	In the objective under Initial Work Plan (page 37, Section 3 of the Agreement), the Parties agreed about the option for Merus to make available to Ono a panel of [***] ([***]) existing Human Antibodies against [***] as further specified in the attached Exhibit A to this Addendum (“Merus [***]”) in combination with newly obtained Human Antibodies against [***]. Merus hereby agrees to transfer Merus [***] for use in Lead Biclonics to Ono at no extra charge. For clarity, any Target Specific Biclonics containing any Merus [***] that is functional and identified by Ono in accordance with the Specifications shall be deemed and construed as Lead Biclonics under the Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2	In connection with such transfer pursuant to the preceding Section, the Parties further agree that the definitions of “Merus Know-How”, “Merus Patent Rights”, and “Ono Patent Rights” of the Agreement shall be deleted in their entirety and replaced with the following paragraphs, respectively;

“ ‘Merus Know-How’ means the Know-How Controlled by Merus as of the Effective Date or developed by Merus during the Term that are necessary for research, development, use manufacturing and/or commercialization activities of Ono, its Affiliates or Sublicensees with respect to Lead Biclonics and/or Products. Merus Know-How includes Merus [***]. For clarity, Merus Know-How will not include Merus Patent Rights and/or Ono Patent Rights.

“ ‘Merus Patent Rights’ means the Patent Rights (a) Controlled by Merus as of the Effective Date relating to the Merus Technology or (b) Covering any invention and discovery conceived, developed or reduced to practice solely by either Party, or jointly by both Parties during the Term relating to (i) any improvement of Merus Technology, (ii) any process or material for making, delivering, or formulating bispecific Antibodies generated using Merus Technology, (iii) any method of using bispecific Antibodies generated using Merus Technology, (iv) any Research Tool or any process or material for making or using a Research Tool, (v) a Human Antibody against either [***] or [***], but excluding Human Antibody of Lead Biclonics, and/or (vi) Merus [***], in each case of subsection (i) through (vi) in this paragraph excluding Ono Patent Rights. The Merus Patent Rights include the Patent Rights listed in Exhibit C.”

“ ‘Ono Patent Rights’ means the Patent Rights (a) Controlled by Ono as of the Effective Date specifically relating to the Research Program or (b) Covering any invention or discovery conceived, developed or reduced to practice solely by either Party, or jointly by both Parties, during the Term relating to (i) any composition of matter claims relating to Lead Biclonics, (ii) any composition of matter claims relating to Human Antibody of Lead Biclonics, but excluding Merus [***], (iii) any process or material for making, delivering, or formulating Lead Biclonics, (iv) any method of using Lead Biclonics, and/or (v) any Research Tool or any process or material for making or using a Research Tool specifically relating to Lead Biclonics.”

For clarity, Ono shall [***] that contain any Merus [***].

4.3	The Parties agree that Sections 5.1(b) of the Agreement shall be deleted in its entirety and replaced with the following paragraph;

“(b) Merus Retained Rights. Subject to Section 4.1 of the Addendum dated on March 27th, 2015, Merus retains all rights to use and commercialize (i) any Human Antibodies that are generated under the Research Program but which are not Human Antibodies of Lead Biclonics and (ii) Merus [***] whether or not they are Human Antibodies of Lead Biclonics, and provided that such retained use or commercialization is not with respect to the Target Combination.”

4.4	While it is understood that Merus is free to file any patent application or submit any publication with respect to Merus [***] based on its retained rights stipulated in the preceding Section 4.3, Merus will notify Ono of the date of such patent filing or submission of publication at least [***] ([***]) days prior to such date.

5.	Specifications for Lead Biclonics

5.1	In light of Ono’s use of Merus [***] pursuant to Section 4.1 of this Addendum, the Parties hereby agree that Exhibit B of the Agreement shall be deleted in its entirety and replaced by Exhibit B-1 as attached below.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.	Miscellaneous

6.1.	Except as expressly modified by this Addendum, the Agreement shall remain in full force and effect in accordance with its terms.

6.2.	Any terms of this Addendum may be amended or waived only with the written consent of the Parties and any such amendment or waiver will be binding on all Parties.

6.3.	If one or more provisions of this Addendum is held by any court of competent jurisdiction to be wholly or partially illegal, void, invalid or unenforceable, the remaining provisions shall remain in force and the Parties undertake to replace the invalid or unenforceable provisions of this Addendum by provisions which are effective and which deviate as little as possible from the invalid or unenforceable provisions, taking into account the object and purpose of this Addendum.

6.4.	This Addendum and the Agreement shall constitute the whole and only agreement between the Parties relating to the subject matter.

6.5.	This Addendum will be governed by, and construed and enforced in accordance with, the laws and regulations of the State of New York, U.S.A., as well as United States federal law and regulations, without giving effect to any conflicts of laws principles.

6.6.	This Addendum may be executed in counterparts with each Party having received its copy, each of which will be deemed an original, but both of which together shall constitute one and the same agreement.

[Signatures to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be signed by their duly authorised officers the date above written.

MERUS B.V.		ONO PHARMACEUTICAL Co. Ltd.

By:	/s/ Ton Logtenberg	By:	/s/ Kazuhito Kawabata
Name:	Ton Logtenberg	Name:	Kazuhito Kawabata, Ph.D.
Title:	Chief Executive Officer	Title:	Member of the Board of Directors,
Executive Officer, Executive Director
Discovery and Research

By:	/s/ Shelley Margetson
Name:	Shelley Margetson
Title:	Chief Financial Officer

EXHIBIT A

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B-1

Specifications for Lead Biclonics and

Preclinical Proof of Mechanism

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.